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                                                                       Exhibit M


                               Power of Attorney

             Each person whose signature appears below constitutes and appoints Graham F. Cook such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Statement to which this Exhibit is attached and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or said attorney-in- fact's and agent's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories shall have executed one counterpart.

Dated: March 3, 1995

/s/ Graham F. Cook                         /s/ J.E. Cook
- ---------------------                      ---------------------
Graham F. Cook                             J.E. Cook


/s/ C.J. Cook                              G.F. Cook & J.E. Cook
- ---------------------                        (A/c SEC) Trust
C.J. Cook

                                               /s/ J.E. Cook
                                           By: /s/ G.F. Cook
                                               -----------------
G.F. Cook & J.E. Cook                          Name:
  (A/c AJC) Trust                              Title: Trustee

    /s/ J.E. Cook
By: /s/ G.F. Cook
    -----------------
    Name:
    Title: Trustee






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/s/ Michael de St. Paer                    /s/ P.L. de St. Paer
- ----------------------------               --------------------
Michael J. de St. Paer                     P.L. de St. Paer


/s/ W.M. de St. Paer                       /s/ M.A. de St. Paer
- ----------------------------               --------------------
W.M. de St. Paer                           M.A. de St. Paer


/s/ Christopher R.L. Wheeler               /s/ M.J. Wheeler
- ----------------------------               --------------------
Christopher R.L. Wheeler                   M.J. Wheeler


/s/ J.R. Wheeler                           /s/ J.V. Wheeler
- ----------------------------               --------------------
J.R. Wheeler                               J.V. Wheeler


/s/ John Rushton                           /s/ M.L. Rushton
- ----------------------------               --------------------
John Rushton                               M.L. Rushton


J. Rushton & M.L. Rushton
  (A/c JGR) Trust


By: /s/ John Rushton
    ------------------------
    Name:  John Rushton
    Title: Trustee

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